Exhibit 10.1




         FORM OF EXECUTIVE OFFICER CHANGE IN CONTROL SEVERANCE AGREEMENT
`

                This Change in Control Severance Agreement ("Agreement") is made effective as of ________ ("Effective Date"), by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and ___________ ("Employee").

                The parties agree as follows:

                1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) ":Cause" shall mean any of the following: (i) Employee's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; (ii) Employee's willful and material breach of any obligation or duty under this Agreement, the Company's Confidentiality and Proprietary Rights Agreement (as defined below) or the Company's written employment or other written policies that have previously been furnished to Employee, which breach is not cured within thirty (30) days after written notice thereof is received by Employee, if such breach is capable of cure; (iii) Employee's gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his or her duties; or (iv) Employee's continuing failure or refusal to perform his or her assigned duties or to comply with reasonable directives of the Board of Directors that are consistent with Employee's job duties (which directives are not in conflict with applicable law), which failure is not cured within thirty
(30) days after written notice thereof is received by Employee.

                  (b) "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

                         (i) a merger, consolidation or other reorganization
approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;or

                         (ii) the sale, license, transfer or other disposition
(including establishing a royalty trust)of an asset or assets in one transaction or a series of related transactions which the Board determines, in its sole discretion, represent more than fifty percent (50%) of the aggregate value of the Company's assets; or

                         (iii) the acquisition, directly or indirectly by any
person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

                  (c) "Good Reason" shall mean the occurrence of any of the following events or conditions without Employee's written consent:

                         (i) a material diminution in Employee's authority,
duties or responsibilities;

                         (ii) a material diminution in Employee's base
compensation;


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                         (iii) a material change in the geographic location at
which Employee must perform his or her duties; or

                         (iv) any other action or inaction that constitutes a
material breach by the Company or any successor or affiliate of its obligations to Employee under this Agreement.

         Employee must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Employee's written consent within ninety (90) days of the occurrence of such event. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Employee. Any voluntary termination of Employee's employment for "Good Reason" following such thirty (30) day cure period must occur no later than the date that is six
(6) months following the initial occurrence of one of the foregoing events or conditions without Employee's written consent.

                  (d) "Permanent Disability" means Employee's inability to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

                  (e) "Stock Awards" means all stock options, restricted stock and such other awards granted pursuant to the Company's stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.


          2.      Severance.

                  (a) If Employee's employment is terminated by the Company without Cause or by Employee for Good Reason within twenty-four (24) months following a Change in Control, Employee shall be entitled to receive, in lieu of any severance benefits to which Employee may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

                        (i) The Company shall pay to Employee his or her fully earned but unpaid base salary, when due, through the date of termination at the rate then in effect, plus all other amounts to which Employee is entitled under any compensation plan or practice of the Company at the time of termination;

                        (ii) Subject to Employee's continued compliance with
Section 3, Employee shall be entitled to receive severance pay in an amount equal to the sum of:

                             (A) Employee's monthly base salary as in effect
immediately prior to the date of termination for the [For Chief Executive
Officer: twenty-four (24)][For other executives: twelve (12)] month period following the date of termination, plus

                             (B) [For Chief Executive Officer: Two (2)times]
[For other executives: An amount equal to] the greater of (A) Employee's maximum target bonus for the fiscal year during which the date of termination occurs or
(B) Employee's maximum target bonus for the fiscal year during which the Change in Control occurs,

payable in a lump sum within five (5) days following the effective date of Employee's Release, but in no event later than two and one-half (2 1/2) months following the last day of the calendar year in which the date of Employee's termination of employment occurs;

                        (iii) Subject to Employee's continued compliance with
Section 3, Employee shall be entitled to receive a lump sum cash payment equal to (A) [For Chief Executive Officer: twenty-four (24)][For other executives: twelve (12)] multiplied by (B) the monthly premium Employee would be


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required to pay for continuation coverage pursuant to the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended ("COBRA") for Employee and his or her eligible dependents who were covered under the Company's health plans as of the date of Employee's termination such that Employee's premiums are the same as for active employees (calculated by reference to the premium as of the date of termination) (provided that Employee shall be solely responsible for all matters relating to his or her continuation of coverage pursuant to COBRA, including, without limitation, his or her election of such coverage and his or her timely payment of premiums), which payment shall be paid within five (5) days following the effective date of Employee's Release, but in no event later than two and one-half (2 1/2) months following the last day of the calendar year in which the date of Employee's termination of employment occurs;

                        (iv) The vesting and/or exercisability of any outstanding unvested portions of Employee's Stock Awards shall be automatically accelerated on the effective date of Employee's Release. In addition, [For Dziewanowska and Meglasson only: with respect to Employee's Stock Awards granted on or after the Effective Date,] Employee's Stock Awards may be exercised by Employee (or Employee's guardian or legal representative) until (A) the date that is nine (9) months following the date of termination, or
(B) such longer period as may be specified in the applicable stock award agreement; provided, however, that in no event shall any Stock Award remain exercisable beyond the original outside expiration date of such Stock Award. [For Dziewanowska and Meglasson only: In addition, with respect to Employee's Stock Awards granted prior to the Effective Date, such Stock Awards may be exercised by Employee (or Employee's guardian or legal representative) until (A) the later of (1) the fifteenth (15th) day of the third (3rd) month following the date the Stock Award would otherwise have expired following Employee's termination or (2) the December 31 first occurring following the date the Stock Award would otherwise have expired following Employee's termination, or (B) such longer period as may be specified in the applicable stock award agreement; provided, however, that in no event shall any such Stock Award remain exercisable beyond the original outside expiration date of such Stock Award.] The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award.

                  (b) Other Terminations. If Employee's employment is terminated by the Company without Cause or by Employee for Good Reason prior to a Change in Control or more than twenty-four (24) months following a Change in Control, or at any time by the Company for Cause, by Employee without Good Reason, or as a result of Employee's death or Permanent Disability, the Company shall not have any other or further obligations to Employee under this Agreement (including any financial obligations) except that Employee shall be entitled to receive (i)Employee's fully earned but unpaid base salary, through the date of termination at the rate then in effect, and (ii) all other amounts or benefits to which Employee is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices, including, without limitation, any continuation of benefits required by COBRA or applicable law and any rights Employee may have to severance under the Company's standard severance policy. In addition, all vesting of Employee's unvested Stock Awards previously granted to him by the Company shall cease and none of such unvested Stock Awards shall be exercisable following the date of such termination. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

                  (c) Delay of Payments. If at the time of Employee's termination of employment with the Company Employee is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") , as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the date that is at least six (6) months following Employee's termination of employment with the Company (or the earliest date as is permitted


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under Section 409A of the Code).

                  (d) Release. As a condition to Employee's receipt of any post-termination benefits pursuant to Section 1(a) above, Employee shall execute and not revoke a general release of all claims in favor of the Company (the "Release") in the form attached hereto as Exhibit A. Employee's Release shall be deemed effective on the day following the expiration of any applicable revocation period. In the event Employee does not sign and not revoke the Release within fifty-five (55) day period following the date of Employee's termination of employment, Employee shall not be entitled to the aforesaid payments and benefits.

                  (e) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Employee's rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Employee's employment shall cease upon such termination. In the event of a termination of Employee's employment with the Company, Employee's sole remedy shall be to receive the payments and benefits described in this Section 2.

                  (f) No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 2 be reduced by any compensation earned by Employee as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Employee to the Company may be offset by the Company against amounts payable to Employee under this Section 2.

                  (g) Return of the Company's Property. If Employee's employment is terminated for any reason, the Company shall have the right, at its option, to require Employee to vacate his or her offices prior to or on the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his or her employment in any manner, as a condition to Employee's receipt of any post-termination benefits described in this Agreement, Employee shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Employee shall deliver to the Company a signed statement certifying compliance with this Section 2(g) prior to the receipt of any post-termination benefits described in this Agreement.

                  (h)   Best Pay Provision.

                        (i) If any payment or benefit Employee would receive under this Agreement, when combined with any other payment or benefit Employee receives pursuant to the termination of Employee's employment with the Company ("Payment"), would (A) constitute a "parachute payment" within the meaning of
Section 280G of the Code, and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be either (1) the full amount of such Payment or (2) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in Employee's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

                        (ii) All determinations required to be made under this Section 2(h), including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the effective date of the Change in Control or, if such firm declines to


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serve, such other nationally recognized certified public accounting firm as may be designated by the Company(the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to Employee and the Company at such time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. For purposes of making the calculations required by this Section 2(h), the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.

          3. Confidentiality and Proprietary Rights. Employee and the Company have executed the Company's Confidentiality and Proprietary Rights Agreement, a copy of which is attached to this Agreement as Exhibit B and incorporated herein by reference. The Company shall be entitled to cease all severance payments to Employee in the event of his or his or her breach of this
Section 3.

          4.      Dispute Resolution.

                  (a) Mediation. In the event of any dispute, claim or controversy based on, arising out of or relating to Employee's employment or this Agreement (a "Dispute"), the parties shall attempt to resolve the dispute in non-binding mediation in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("AAA"). If the parties are unable to agree upon a mediator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys and all other expenses connected with presenting its case. Other costs of the mediation, including the cost of any record or transcripts of the mediation, AAA's administrative fees, the fee of the mediator, and all other fees and costs, shall be borne by the Company. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or such other period as the parties agree, either party may submit the dispute to arbitration pursuant to Section 4(b) below.

                  (b) Arbitration. Any Dispute not settled pursuant to Section 4(a) above shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the Rules of the AAA, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure ss.ss. 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Employee and the Company agree that, to the extent permitted by law, the arbitrator shall award reasonable attorneys' fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA's administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company.

                  (c) Other Relief. This Section 4 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Employee's employment; provided, however, that neither this Agreement nor the submission to mediation or arbitration shall limit the parties' right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure ss. 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party's right to compel arbitration. Both Employee and the Company expressly waive their right to a jury trial.

          5. At-Will Employment Relationship. Employee's employment with the Company is at-will and not for any specified period and may be terminated at any time, with or without Cause or advance notice, by either Employee or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Employee and an authorized representative of the


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Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

          6.    General Provisions.

                6.1 Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                6.2 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

                6.3 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                6.4 Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

                6.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally;
(b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address set forth on the signature page below and to the Company at its principal place of business, or such other address as either party may specify in writing.


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                  6.6    Survival. Sections 1 ("Definitions"), 2 ("Severance"),
3 ("Confidentiality and Proprietary Rights"), 4 ("Dispute Resolution") and 6 ("General Provisions") of this Agreement shall survive termination of Employee's employment by the Company.

                  6.7 Entire Agreement. This Agreement and the Company Confidentiality and Proprietary Rights Agreement incorporated herein by reference together constitute the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. [For Dziewanowska and Meglasson only:
Notwithstanding the foregoing, nothing in this Agreement shall supersede the severance provisions set forth in that certain offer letter dated as of _____, between Employee and the Company.] This Agreement may be amended or modified only with the written consent of Employee and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

                  6.8 Code Section 409A Exempt. The compensation and benefits payable under this Agreement, including without limitation the severance benefits described in Section 4, are not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Code
Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company and Employee determine that any compensation or benefits payable under this Agreement may be or become subject to Code Section 409A and related Department of Treasury guidance, the Company and Employee agree to amend this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take such other actions as the Company and Employee deem necessary or appropriate to
(a) exempt the compensation and benefits payable under this Agreement from Code
Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance.

                  6.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            (Signature Page Follows)


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         THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT
AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                             LIGAND PHARMACEUTICALS INCORPORATED


Dated:  --------------------                 By: -----------------------------

                                             Name: ---------------------------

                                             Title: --------------------------




                                             EMPLOYEE


Dated:   -------------------                    -------------------------------


                                                    Address: ------------------



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                                    EXHIBIT A

                            GENERAL RELEASE OF CLAIMS


         [The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

         This General Release of Claims ("Release") is entered into as of this _____ day of ________, ____, between ________ ("Employee"), and Ligand
Pharmaceuticals Incorporated, a Delaware corporation (the "Company") (collectively referred to herein as the "Parties").

         WHEREAS, Employee and the Company are parties to that certain Change in Control Severance Agreement dated as of ________, 2007 (the "Agreement");

         WHEREAS, the Parties agree that Employee is entitled to certain severance benefits under the Agreement, subject to Employee's execution of this Release; and

         WHEREAS, the Company and Employee now wish to fully and finally to resolve all matters between them.

         NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to the Agreement, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that he or she would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

         1. General Release of Claims by Employee.

                  (a) Employee, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the "Company Releasees"), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee's employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. ss. 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C.
Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the "ADEA"); the Equal Pay Act, as amended,
29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. ss. 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. ss. 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. ss. 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

         Notwithstanding the generality of the foregoing, Employee does not release the following claims:

                  (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

                  (ii) Claims for workers' compensation insurance benefits under the terms of any worker's compensation insurance policy or fund of the Company;

                  (iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

                  (iv) Claims for indemnity under the bylaws of the Company, as provided for by Delaware law or under any applicable insurance policy with respect to Employee's liability as an employee, director or officer of the Company;

                  (v) Claims based on any right Employee may have to enforce the Company's executory obligations under the Agreement; and

                  (vi) Claims Employee may have to vested or earned compensation and benefits.

                  (b) EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN
         ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE
         SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

         BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                  (c) Employee acknowledges that this Release was presented to him or her on the date indicated above and that Employee is entitled to have twenty-one (21) days' time in which to consider it. Employee further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Employee may obtain advice concerning this Release from an attorney of his or her choice, and Employee has had sufficient time to consider the terms of this Release. Employee represents and acknowledges that if Employee executes this Release before twenty-one (21) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee's legal counsel (if any), and that Employee voluntarily waives any remaining consideration period.

                  (d) Employee understands that after executing this Release, Employee has the right to revoke it within seven (7) days after his or her execution of it. Employee understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Release in writing. Employee understands that this Release may not be revoked after the seven (7) day revocation period has passed. Employee also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

                  (e) Employee understands that this Release shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after my execution of it, so long as Employee has not revoked it within the time period and in the manner specified in clause (d) above. Employee further understands that Employee will not be given any severance benefits under the Agreement until the effective date of this Release.

         2. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees, or any of them. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any such assignment or transfer from Employee.

         3. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

         4. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party's failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

         5. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

         6. Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Employee and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

         7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                            (Signature Page Follows)

         IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.



EMPLOYEE                                   LIGAND PHARMACEUTICALS INCORPORATED

                                           By: --------------------------------

----------------------------------
Print Name:  ---------------------         Print Name: ------------------------

                                           Title: -----------------------------

                                    EXHIBIT B

            COMPANY CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT



                                   [Attached]

                            SCHEDULE TO EXHIBIT 10.1

         The preceding form of Executive Officer Change in Control Severance Agreement was entered into between the Company and the following persons as of August 17, 2007:




   ------------------------------------------------ -----------------------------------------------------------
   Name of Executive                                Title
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   John L. Higgins                                  Chief Executive Officer and President
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   Charles S. Berkman, J.D.                         Vice President, General Counsel and Secretary
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   Zofia E. Dziewanowska, M.D., Ph.D.               Vice President, Clinical Research
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   Syed Kazmi, Ph.D., M.B.A.                        Vice President, Business Development
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   Martin D. Meglasson, Ph.D.                       Vice President, Discovery Research
   ------------------------------------------------ -----------------------------------------------------------
   ------------------------------------------------ -----------------------------------------------------------
   John Sharp, C.P.A.                               Vice President, Finance and Chief Financial Officer
   ------------------------------------------------ -----------------------------------------------------------